                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  GENUS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  GENUS, INC.
- --------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  GENUS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1996
                            ------------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genus, Inc. (the "Company") will be held on Tuesday, April 30, 1996 at 2:00 p.m., local time, at the Santa Clara Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the 1991 Stock Option Plan increasing the number of shares reserved for issuance thereunder by 800,000 additional shares.

    3. To approve an amendment to the 1989 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 300,000 additional shares.

    4. To ratify the appointment of Coopers & Lybrand LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 22, 1996 are entitled to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed stamped envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          William W. R. Elder
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Sunnyvale, California
March 28, 1996

                                  GENUS, INC.
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

    The enclosed Proxy is solicited on behalf of Genus, Inc., a California corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Tuesday, April 30, 1996, at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Santa Clara Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054. The principal executive offices of the Company are located at 1139 Karlstad Drive, Sunnyvale, California 94089. The Company's telephone number at that location is (408) 747-7120.

    These proxy solicitation materials were mailed on or about April 11, 1996, to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

VOTING

    Each share of Common Stock outstanding on the record date is entitled to one vote. In addition, every shareholder, or his or her proxy, who is entitled to vote upon the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are votes "For" or "Against" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matters. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, they will not affect the determination as to whether the requisite majority of Votes Cast has been obtained for a particular matter.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Kent L. Robertson, Executive Vice President, Chief Financial Officer and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

    The cost of soliciting proxies will be borne by the Company. The Company is retaining the services of Corporate Investor Communications, Inc. to solicit proxies for a cost of approximately $5,000 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than December 26, 1996, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

RECORD DATE AND SHARE OWNERSHIP

    Shareholders of record at the close of business on March 22, 1996, are entitled to notice of and to vote at the meeting. At the record date, 16,249,323 shares of the Company's Common Stock, no par value, were issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of March 22, 1996, by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table appearing herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to beneficially own more than 5% of the Company's Common Stock:

                                                                                         NUMBER OF    PERCENT OF
                               NAME OF BENEFICIAL OWNER                                  SHARES(1)    CLASS OWNED
- --------------------------------------------------------------------------------------  -----------  -------------
William W. R. Elder**(2)..............................................................      247,264         1.5%
James M. Burns**(3)...................................................................       24,998        *
William D. Cole**(4)..................................................................       34,452        *
Kevin C. Conlon**(5)..................................................................        8,333        *
Todd S. Myhre****(6)..................................................................       79,960        *
Stephen F. Fisher***(7)(8)............................................................        1,250        *
Mario M. Rosati***(9).................................................................       27,250        *
Bachow Investment Partners III, L.P.(10)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004................................................................      977,876         6.0%
Paul S. Bachow Co-Investment Fund, L.P.(11)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004................................................................      138,671        *
Paul S. Bachow (12)
 3 Bala Plaza East, Suite 502
 Bala Cynwyd, PA 19004................................................................       63,392        *
The Parnassus Fund
 244 California Street, Ste. 400
 San Francisco, CA 94111..............................................................    1,150,000         7.1%
All directors and executive officers as a group (12 persons)(13)......................      462,805         2.8%

- ------------------------
   * Less than 1%

  ** Executive officer.

 *** Non-employee director.

**** Part-time employee director.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Includes options to purchase 36,665 shares of Common Stock exercisable within 60 days of March 22, 1996.

(3) Includes options to purchase 24,998 shares of Common Stock exercisable within 60 days of March 22, 1996.

(4) Includes options to purchase 23,666 shares of Common Stock exercisable within 60 days of March 22, 1996.

(5) Includes options to purchase 8,333 shares of Common Stock exercisable within 60 days of March 22, 1996.

(6) Includes options to purchase 79,960 shares of Common Stock exercisable within 60 days of March 22, 1996.

(7) Includes options to purchase 1,250 shares of Common Stock exercisable within 60 days of March 22, 1996.

(8) On April 3, 1995, pursuant to the terms of a Stock Purchase Agreement dated February 10, 1995 (the "Stock Purchase Agreement") by and among the Company and Bachow Investment Partners III, L.P., Paul S. Bachow Co-Investment Fund, L.P. and Paul S. Bachow, (collectively the "Bachow Group"), Mr. Fisher was elected as a representative of the Bachow Group to fill an existing vacancy on the Company's Board of Directors. This figure does not include the 1,179,939 shares held by the Bachow Group, as to which shares Mr. Fisher has neither voting nor investment power.

(9) Consists of 1,500 shares held by Mr. Rosati, 4,500 shares held by WS Investments 91A and options to purchase 21,250 shares of Common Stock exercisable within 60 days of March 22, 1996. Mr. Rosati is a general partner of WS Investments 91A and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.

(10) Does not include 138,671 shares held by Bachow Investment Partners III, L.P. and 63,392 shares held by Paul S. Bachow, as to which Bachow Investment Partners III, L.P. disclaims beneficial ownership.

(11) Does not include 977,876 shares held by Bachow Investment Partners III, L.P. and 63,392 shares held by Paul S. Bachow, as to which Paul S. Bachow Co-Investment Fund, L.P. disclaims beneficial ownership.

(12) Does not include 977,876 shares held by Bachow Investment Partners III, L.P. and 138,671 shares held by Paul S. Bachow Co-Investment Fund, L.P., as to which Paul S. Bachow disclaims beneficial ownership.

(13) Includes options to purchase 217,789 shares of Common Stock exercisable within 60 days of March 22, 1996.

                             ELECTION OF DIRECTORS

NOMINEES

    The Company's Bylaws provide for a variable board of four to seven directors, with the number currently fixed at four. It is planned that a board of five directors will be elected at the meeting and thereafter, the number of fixed directors will be increased to five. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

    The names of the nominees, and certain information about them, are set forth below.

                                                                                                                  DIRECTOR
     NAME OF NOMINEE           AGE                               PRINCIPAL OCCUPATION                               SINCE
- -------------------------      ---      -----------------------------------------------------------------------  -----------
William W. R. Elder......          57   Chairman and Chief Executive Officer of the Company                            1981
Todd S. Myhre............          51   International Business Consultant and Former Chief Operating Officer           1994
Stephen F. Fisher........          43   Managing Director of Bachow & Associates, Inc.                                 1995
G. Frederick Forsyth.....          51   Senior Vice President of Worldwide Operations of Apple Computer Co.            1996
Mario M. Rosati..........          49   Member of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation         1981

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

    Mr. Elder, a founder of the Company, served as President and as a director of the Company from its organization in November 1981 through April 1990. In April 1990, he was named Chairman of the Board, President and Chief Executive Officer. Mr. Elder currently serves as Chairman of the Board and Chief Executive Officer of the Company.

    Mr. Myhre joined the Company in January 1993 as Vice President and Chief Financial Officer. From August 1993 to December 1993, Mr. Myhre served as Executive Vice President and Chief Operating Officer of the Company. In January 1994, Mr. Myhre was named President and elected as a director of the Company. In August 1995, Mr. Myhre resigned from his position as President and Chief Operating Officer, to become the President and Chief Executive Officer for GameTech International, an electronic gaming manufacturer, from September 1995 to January 1996. In February 1996, Mr. Myhre left GameTech and is currently an International Business Consultant. From April 1989 to December 1992, Mr. Myhre was President and Chief Financial Officer of Optimal Associates, Inc., a real estate development company. Prior to the past five years, Mr. Myhre was associated with Apple Computer, Inc., a computer manufacturer, and Hewlett-Packard Company, a computer and instrumentation manufacturer, in various management positions..

    Mr. Fisher has served as a director since April, 1995, when he was elected pursuant to the terms of the Stock Purchase Agreement to serve as a representative of Bachow Group. He has been the Managing Director of Bachow & Associates, Inc., an investment firm, since June 1993. For more than five years prior to joining Bachow & Associates, Inc., he served in numerous executive capacities with Westinghouse Broadcasting Company, Inc., a media and communications company, most recently as Executive Vice President. He is also a director of Vista Information Solutions, Inc.

    Mr. Forsyth has been a director of the Company since February 12, 1996. From June 1989 to the present, Mr. Forsyth has been associated with Apple Computer, Inc., a personal computer manufacturer, in various senior management positions, most recently as Senior Vice President, Worldwide Operations. From November 1979 to June 1989, Mr. Forsyth served in various management positions at Digital Equipment Corporation, a manufacturer of networked computers systems and associated peripheral equipment, most recently as Group Manager, Low End Systems Manufacturing.

    Mr. Rosati has been Secretary and a director of the Company since the Company's inception in November 1981 to June 1995. From July 1995 to the present, Mr. Rosati has been the Assistant Secretary of the Company. He is also a director of C-ATS Software Inc., a supplier of client/server software products for financial risk management; Meridian Data, Inc., a developer of compact disc-read only memory (CD-ROM) and compact disc-recordable (CD-R) systems and related software for both networks and personal computers; and Ross Systems, Inc., a supplier of enterprise-wide business systems and related services to companies installing open systems/client server software products. He is a member of Wilson, Sonsini, Goodrich & Rosati, general counsel to the Company.

VOTE REQUIRED

    The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during the year ended December 31, 1995. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    During the year ended December 31, 1995, the Audit Committee of the Board of Directors consisted of directors Fisher and Rosati and held one meeting. As of March 22, 1996 the Audit Committee consisted of directors Fisher and Rosati. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    During the year ended December 31, 1995, the Compensation Committee of the Board of Directors consisted of directors Fisher and Rosati and held four meetings. As of March 22, 1996, the Compensation Committee consisted of directors Fisher and Rosati. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy. See "Compensation Committee Report on Executive Compensation."

    No director serving in the year ended December 31, 1995, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

    The Company currently pays to its directors who are not employees a fee of $1,000 per meeting and $500 per telephonic meeting. In addition, the Company pays non-employee members of the board an annual fee of $10,000. The Company also reimburses directors for reasonable expenses incurred in attending meetings. Under the Company's 1991 Option Plan, each of the non-employee directors receives an automatic grant of an option to purchase 5,000 shares of Common Stock on the date of his or her appointment or election to the Board and, for so long as he or she continues to serve as a director, an automatic grant of an option to purchase 5,000 shares of Common Stock on February 7 of each year. See "Amendment of 1991 Incentive Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1995, the Company paid legal fees and expenses to Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, general counsel to the Company. Mario M. Rosati, a director and Assistant Secretary of the Company, is a member of the firm of Wilson, Sonsini, Goodrich & Rosati.

TRANSACTIONS WITH MANAGEMENT

    In February 1992, the Company loaned William W. R. Elder, Chairman of the Board and Chief Executive Officer of the Company, $100,000 under a three-year note bearing interest at 7% annually in connection with the exercise by him of options to purchase 80,000 shares of Common Stock.

Mr. Elder's obligation to repay this loan is secured by the Common Stock received by him upon the exercise of these options. This loan was extended to May 31, 1995 under the same terms. In May 1995, Mr. Elder repaid the loan outstanding plus annual interest at 7%.

    On August 25, 1995 the Company entered into a Transition Agreement with Todd
S. Myhre (the "Transition Agreement"). The Transition Agreement provided for the cessation of Mr. Myhre's services to the Company in his capacity as President and Chief Operating Officer and the commencement of his role as a part-time employee of the Company. The terms of the Transition Agreement provided for Mr. Myhre to continue to receive his salary as in effect on August 25, 1995 until August 31, 1995, $5,000 per month for the period of September 1 through December 31, 1995 and $1,250 per month for the period of January 1, 1996 until the earlier of January 31, 1998 or when Mr. Myhre ceases to be an employee of the Company. In addition, the Transition Agreement provided for Mr. Myhre's full participation in the Company's fringe and benefit plans and participation in the Company's profit sharing and management incentive plans in an amount equal to 75% of the amount otherwise payable to Mr. Myhre under such plans if he had remained a full-time employee during the entire 1995 fiscal year. Beginning January 1, 1996, Mr. Myhre's participation in the Company's fringe and benefit plans was reduced pursuant to the terms of the Transition Agreement to the level of coverage, if any, afforded other part-time employees of the Company. Mr. Myhre's options to purchase Common Stock of the Company will continue to vest while Mr. Myhre remains an employee of the Company.

    The Board of Directors has considered, and may consider in the future, an arrangement under which the Company would make payments to executive officers and other employees in the event of termination of their employment related to any change in control of the Company.

    See also "Compensation Committee Interlocks and Insider Participation" above.

SECTION 16(A) REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's Securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with without exception.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1995:

                                                                                       LONG-TERM
                                                            ANNUAL COMPENSATION       COMPENSATION
                                                          ------------------------     AWARDS(2)        ALL OTHER
                                                           SALARY                   ----------------  COMPENSATION
NAME AND PRINCIPAL POSITION                     YEAR         ($)     BONUS ($)(1)   OPTIONS/SARS (#)     ($)(3)
- ------------------------------------------  ------------  ---------  -------------  ----------------  -------------
William W. R. Elder,......................       1995       282,917      42,750           100,000         18,422
 Chairman of the Board                           1994       260,000      53,950            --              7,980
 and CEO                                         1993       216,667       --               --              3,119
James M. Burns............................       1995(4)    178,225      56,631           100,000        150,729(6)
 Executive Vice President and
 General Manager Thin Film
 Division
William D. Cole...........................       1995       150,542     107,341(5)         40,000          9,419
 Vice President, Sales                           1994       135,938     100,232(5)         20,000          3,365
                                                 1993       122,750      48,344(5)         35,000          --
Kevin C. Conlon...........................       1995       162,567      36,029            50,000         11,359
 Vice President                                  1994       129,900      36,255            15,000          3,412
 Marketing                                       1993       113,792       --               --              --
Todd S. Myhre.............................       1995       167,917      25,312            50,000         10,526
 Former President, Chief                         1994       200,000      41,500            75,000          5,600
 Operating Officer                               1993       149,426       --              125,000          --

- ------------------------

* Under the SEC's transitional rules, amounts are not required to be required to be reported for these columns in these years.

(1) Except as otherwise noted, all bonuses were earned by the named officer in fiscal 1995 pursuant to the Company's Management Incentive Plan, but were not paid until fiscal 1996.

(2) The Company did not make any awards of restricted stock or make any payments under long-term incentive plans during the periods covered in the table.

(3) Represents amounts contributed to the Company's 401(k) plan and/or profit sharing plan on behalf of the officer by the Company in the following amounts: $16,074 to the profit sharing plan for benefit of Mr. Elder; $410 and $10,599 to the 401(k) plan and profit sharing plan, respectively, for benefit of Mr. Burns; $395 and $9,024 to the 401(k) plan and profit sharing plan, respectively, for benefit of Mr. Cole; $643 and $10,716 to the 401(k) plan and profit sharing plan, respectively, for benefit of Mr. Conlon; and $1,008 and $9,518 to the 401(k) plan and profit sharing plan, respectively, for benefit of Mr. Myhre. Premiums in the amount of $2,348 were also paid by the Company on behalf of Mr. Elder for a term life insurance policy (the proceeds of which are payable to his named beneficiaries) in fiscal 1994.

(4) Mr. Burns was not employed by the Company prior to fiscal 1995.

(5) Includes sales commissions earned by Mr. Cole in the amount of $101,341 in fiscal 1995, $94,089 in fiscal 1994 and $48,344 in fiscal 1993.

(6) Includes $139,720 paid as reimbursed relocation expenses to Mr. Burns.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants made in fiscal 1995 to the named executive officers:

                                                                                                  POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                      ----------------------------------------------------------    ANNUAL RATES OF
                                                        % OF TOTAL                                       STOCK
                                                       OPTIONS/ SARS     EXERCISE                  PRICE APPRECIATION
                                      OPTIONS/SARS      GRANTED TO          OR                     FOR OPTION TERM(2)
                                         GRANTED       EMPLOYEES IN     BASE PRICE   EXPIRATION   --------------------
                NAME                       (#)        FISCAL YEAR(2)      ($/SH)        DATE        5%($)     10%($)
- ------------------------------------  -------------  -----------------  -----------  -----------  ---------  ---------
William W. R. Elder.................       50,000              5.3%           7.75      1/27/00     107,059    236,573
                                           50,000              5.3%         12.125      7/25/00     167,496    370,121
James M. Burns......................       10,000              1.1%           7.75      1/27/00      21,412     47,314
                                           65,000              6.9%           8.25      2/08/00     147,242    325,134
                                           25,000              2.7%         12.125      7/20/00      83,748    185,061
William D. Cole.....................       15,000              1.6%           7.75      1/27/00      32,118     70,972
                                           25,000              2.7%         12.125      7/20/00      83,748    185,061
Kevin C. Conlon.....................       25,000              2.7%           7.75      1/27/00      53,530    118,286
                                           25,000              2.7%         12.125      7/20/00      83,748    185,061
Todd S. Myhre.......................       50,000              5.3%           7.75      1/20/00     107,059    236,573

- ------------------------

(1) The indicated options were granted at various dates in 1995, vest at the rate of 1/3 per year and become fully exercisable at various dates in 1998.

(2) The Company granted options to purchase 937,900 shares to employees in fiscal 1995.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (5 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 28% (at 5% per year) and 61% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price. The Company does not necessarily agree that this method can properly determine the value of an option.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on option/SAR exercises in fiscal 1995 by the named executive officers and the value of such officers unexercised options/SARs at December 31, 1995. Options were exercised by named executive officers during fiscal 1995.

                                                                                          VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                                OPTIONS/SARS AT               OPTIONS/SARS
                                   SHARES                         12/31/95 (#)            AT 12/31/95 ($)(2):
                                ACQUIRED ON      VALUE     --------------------------  --------------------------
             NAME               EXERCISE($)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------  ------------  -----------  -----------  -------------  -----------  -------------
William W. R. Elder...........      170,000     1,583,040      20,000        100,000       92,500        --
James M. Burns................       --           --           --            100,000       --            --
William D. Cole...............       23,000       163,875       6,997         65,003       24,779         97,721
Kevin C. Conlon...............       35,000       424,375      30,000         60,000      161,250         35,000
Todd S. Myhre.................       66,665       536,411      41,663        141,672      172,901        383,878

- ------------------------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the NASDAQ on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1995, on NASDAQ of $7.50, less the exercise price.

    The Company has not established any long-term incentive plans, defined benefit or actuarial plans, or arrangements relating to a change-in-control covering any of the named executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their relative compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

    The Compensation Committee is responsible for:

    1. Determining the specific executive compensation vehicles to be used by the Company and the participants in each of those specific programs;

    2. Determining the evaluation criteria and timeliness to be used in those programs;

    3. Determining  the  processes  that  will   be  followed  in  the   ongoing
       administration of the programs; and

    4. Determining their role in the administration of the programs.

    All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

    Currently, the Company uses the following executive compensation vehicles:

    -- Cash-based programs:  base salary,  Annual Incentive  Bonus Plan,  Annual
       Profit Sharing Plan, and a Sales Incentive Commission Plan; and

    -- Equity-based  programs:  1991 Incentive  Stock Option  Plan and  the 1989
       Employee Stock Purchase Plan.

    These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

    The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

    These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

    The processes used by the Compensation Committee include the following steps:

    1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

    2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer and the Chief Financial Officer. The Chief Executive Officer, and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer or Chief Financial Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer or Chief Financial Officer, as appropriate, jointly establishes and agrees on their respective performance objectives.

    3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer and Chief Financial Officer, the Compensation Committee and full Board, as appropriate.

    4. At the end of the performance cycle, the Chief Executive Officer and Chief Financial Officer evaluate each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

    5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer, Chief Financial Officer or Compensation Committee, as appropriate.

    The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                          Respectfully submitted by:
                                          Stephen F. Fisher
                                          Mario M. Rosati

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the last trading day before the beginning of the Company's 1989 Fiscal Year (December 31, 1988) through 1995 Fiscal Year End for the Company, the NASDAQ Stock Market-US Index and the H & Q Technology Index. The graph assumes that $100 was invested in the Company's Common Stock at the initial public offering price, in the NASDAQ Stock Market-US Index and the H & Q Technology Index on December 31, 1988. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG GENUS, INC., THE NASDAQ STOCK MARKET-US INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                    [GRAPH]

* The total return on each of these investments assumes the reinvestment of dividends, although dividends have never been paid on the Company's Common Stock. The Company's fiscal year ends on December 31.

                 AMENDMENT OF 1991 INCENTIVE STOCK OPTION PLAN

GENERAL

    The 1991 Incentive Stock Option Plan ("1991 Option Plan") was adopted by the Board of Directors in February 1991. Prior to January 1996, a total of 2,053,000 shares of Common Stock were reserved for issuance thereunder. In January 1996, the Board of Directors approved an amendment to the 1991 Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 to 2,853,006 shares and to limit the number of shares which may be granted to any one employee in any one fiscal year under the plan. Management recommends that the shareholders vote to approve this amendment of the 1991 Option Plan.

    All employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries are eligible to be granted options under the 1991 Option Plan. In addition, non-employee directors are eligible for option grants under the Automatic Grant Plan described below. As of March 22, 1996, 358 full-time employees (including officers and directors), 28 part-time employees and 4 consultants were eligible for grants under the 1991 Option Plan, while two non-employee directors were eligible for grants under the Automatic Grant Plan.

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory options." As of March 22, 1996, options to purchase 539,357 shares had been exercised, options to purchase 1,617,188 shares were outstanding and (103,539) shares were available for future grant. The closing price of the Company's Common Stock reported on the NASDAQ National Market System on March 22, 1996, was $7.44 per share. On December 14, 1995, the Board of Directors of the Company approved a repricing of all incentive stock options outstanding on that date so that all such options then priced at above $8.625 were repriced at $8.625. The essential features of the 1991 Option Plan are outlined below.

PARTICIPATION OF OFFICERS AND DIRECTORS IN THE OPTION PLAN

    The grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table (the "Named Officers"), is subject to the discretion of the Board. As of the date of this proxy statement, there has been no determination by the Board with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The table of option grants under "COMPENSATION OF EXECUTIVE OFFICERS--Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Officers during the Last Fiscal Year. Information regarding options granted to Outside Directors during the Last Fiscal Year pursuant to the Automatic Grant Program is set forth under the heading "ELECTION OF
DIRECTORS--Director Compensation." The following table sets forth additional information with respect to options granted during the Last Fiscal Year to certain other groups:

                                                                                                 WEIGHTED AVERAGE
                                                                                      OPTIONS     EXERCISE PRICE
                                IDENTITY OF GROUP                                   GRANTED (#)     PER SHARE
- ----------------------------------------------------------------------------------  -----------  ----------------
All current executive officers and directors as a group...........................     482,500      $    10.06
All employees as a group..........................................................     455,400      $     9.45

PURPOSE

    The 1991 Option Plan replaced the 1981 Option Plan which terminated in December 1991. The purposes of the 1991 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive and to promote the success of the Company's business.

ADMINISTRATION

    The 1991 Option Plan provides for administration by the Board of Directors of the Company or by a committee of the Board. The 1991 Option Plan is currently being administered by the Board of Directors. No member of the Board who is eligible to participate in the plan may vote on any option to be granted to himself or take part in any consideration of the 1991 Option Plan as it applies to himself. The interpretation and construction of any provision of the 1991 Option Plan by the Board shall be final and conclusive. Members of the Board receive no compensation for their services in connection with the administration of the 1991 Option Plan.

ELIGIBILITY

    The 1991 Option Plan provides that options may be granted to employees, including officers and directors, and consultants of the Company or any of its designated subsidiaries. Except with respect to non-employee directors ("Outside Directors"), the Board of Directors or a committee of the Board selects the optionees and determines the number of shares to be subject to each option and the time or times at which shares become exercisable under the option. In making such determination, the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. There is a $100,000 limit on the aggregate market value of shares subject to all incentive stock options which are exercisable for the first time in any one calendar year.

    The 1991 Option Plan, as amended by the Board of Directors in February 1994, limits the discretion of the Board of Directors in granting stock options to certain individuals. This limitation provides that no officer or employee may be granted in any one fiscal year stock options under the 1991 Option Plan with respect to more than 400,000 shares of Common Stock. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options and purchase rights granted to certain executive officers under the 1991 Option Plan. Without this limitation, the federal tax legislation enacted in August 1993 might not allow the Company to deduct such compensation expense.

    The August 1993 federal tax legislation imposed limits on the Company's ability to deduct compensation paid to certain of the Company's current and future executive officers. However, these limitations on deductibility do not apply to compensation attributable to stock options or purchase rights if, among other things, the plan under which the options or purchase rights were granted includes a limit on the discretion to make grants. The limitation on discretion contained in the 1991 Option Plan is intended to meet this requirement. Since the limitation has been included solely to preserve the Company's ability to deduct such compensation, the Board of Directors may modify or eliminate this limitation if it is not required to preserve the deductibility of such compensation.

OUTSIDE DIRECTORS' OPTIONS

    The 1991 Option Plan provides that, with respect to Outside Directors, nonstatutory options shall be automatically granted to Outside Directors on a yearly basis from their initial appointment or election in order to provide an incentive to Outside Directors of the Company ("Automatic Grant Program"). The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of the automatic grant. Outside Directors may not be granted options under the 1991 Option Plan except under the Automatic Grant Program.

    Each Outside Director receives an automatic grant on the date of his or her appointment or election to the Board of an initial option to purchase 5,000 shares of Common Stock and, for as long as he or she continues to serve as an Outside Director, receives an automatic grant on February 7 of each year of an option to purchase an additional 5,000 shares of Common Stock. These options become exercisable cumulatively with respect to 1/12th of the underlying shares on the last day of each month following the date of grant and have a term of five years from the date of grant.

TERMS OF OPTIONS

    The terms of the options granted under the 1991 Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program ("Outside Director Options")) are determined by the Board of Directors or its committee. Each option granted under the 1991 Option Plan is evidenced by a stock option agreement between the Company and the employee to whom such option is granted and is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION: The Board of Directors or its committee determines when options granted under the 1991 Option Plan (other than Outside Director Options) may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, promissory note, exchange of shares of the Company's Common Stock or such other consideration as determined by the Board of Directors or its committee and as permitted by the California Corporations Code.

    (b) OPTION PRICE: The option price under the 1991 Option Plan (other than Outside Director Options) is determined by the Board of Directors or its committee. The option price may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. However, in the case of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the per share exercise price must not be less than 110% of the fair market value on the date of grant. The Board of Directors of the Company or its committee determines such fair market value based upon the closing price of the Common Stock in the NASDAQ National Market System on the date the option is granted.

    (c) TERMINATION OF EMPLOYMENT: The 1991 Option Plan provides that if the optionee's employment by the Company is terminated for any reason other than death, options may be exercised not later than thirty days (or such other period of time not exceeding three months as is determined by the Board and specified in the option agreement) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

    (d) DEATH: If an optionee should die while employed by the Company or during the thirty-day period following termination of the optionee's employment, options may be exercised at any time within six months after the date of death but only to the extent that the options were exercisable on the date of death or termination of employment, whichever is earlier.

    (e) TERMINATION OF OPTIONS: Options granted under the 1991 Option Plan (other than Outside Director Options) expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years.

    (f) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (g) ACCELERATION OF OPTIONS: In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated to either accomplish a substitution of options or give 30 days' notice of the acceleration of the optionee's right to exercise his outstanding options in full at any time within 30 days of such notice.

    (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate immediately prior to the consummation of such action unless otherwise provided by the Board. The Board of Directors may in its discretion make provision for accelerating the exercisability of shares subject to options under the 1991 Option Plan in such event.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1991 Option Plan at any time or from time to time or may terminate it without approval of the shareholders, provided, however, that shareholder approval is required for any amendment which increases the number of shares which may be issued under the plan, materially changes the standards of eligibility or materially increases the benefits which may accrue to participants under the plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1991 Option Plan without the consent of the effected optionee. The 1991 Option Plan will terminate in 2001.

TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    Affirmative votes constituting a majority of the votes cast will be required to approve and ratify the amendment of the 1991 Option Plan. MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1991 OPTION PLAN.

                 AMENDMENT OF 1989 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The 1989 Employee Stock Purchase Plan ("Purchase Plan") was adopted by the Board of Directors in March 1989 and approved by the shareholders in May 1990. In January 1996, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares, from 1,300,000 to 1,600,000 shares. As of March 22, 1996, 1,102,667 shares had been issued under the Purchase Plan, and 197,733 shares remained available for future issuances under the Purchase Plan.

PURPOSE

    The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries which are designated by the Board of Directors) who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

    The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the plan are determined at the sole discretion of the Board of Directors or its committee. The Purchase Plan is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the plan or the grant of any option pursuant to the plan, or be a member of any committee appointed to administer the plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

    Any person who is employed by the Company (or by any of its subsidiaries which are designated from time to time by the Board) for at least twenty hours per week and more than five months in a calendar year on the date his or her participation in the plan is effective is eligible to participate in the Purchase Plan. As of March 22, 1996, approximately 310 employees were eligible to participate in the Purchase Plan.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date. An employee who becomes eligible to participate in the plan after the commencement of an offering may not participate in the plan until the commencement of the next offering period.

    Outside Directors are not eligible to participate in the Purchase Plan. The participation of the Named Officers in the Purchase Plan is entirely at the election of each individual officer. Accordingly, future benefits are not determinable. The following table sets forth information with respect to the participation under the Purchase Plan of the Named Officers and certain other groups during fiscal 1995:

                                                       NUMBER OF    AGGREGATE    AGGREGATE
                                                        SHARES      PURCHASE      MARKET
            IDENTITY OF PERSON OR GROUP                PURCHASED      PRICE      VALUE (1)   NET VALUE(2)
- ----------------------------------------------------  -----------  -----------  -----------  ------------

William W. R. Elder.................................      --           --           --           --
James M. Burns......................................       1,588          6.38       11,910        1,787
William D. Cole.....................................       5,668          2.66       58,896       43,841
Kevin C. Conlon.....................................       5,465          2.98       55,524       39,266
Todd S. Myhre.......................................      --           --           --           --
All current executive officers as a group...........      21,352          3.14      216,559      149,446
All employees as a group............................     267,431          3.51    2,736,428    1,796,447

- ------------------------

(1) Market Value based on the closing price of the Company's Common Stock on the NASDAQ on the date of purchase.

(2) Market Value, less the purchase price.

OFFERING DATE

    The Purchase Plan is implemented by overlapping 24-month offering periods containing four six-month purchase periods. New offering periods commence every six months. The purchase periods generally commence on July 1 and January 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of fair market value of the Common Stock on the date of commencement of the 24-month offering period or 85% of the fair market value of the Common Stock on the last day of the six-month purchase period. Eligible employees are automatically re-enrolled in the offering period with the lower of 85% of fair market value of the Common Stock on the date of commencement of such 24-month offering period. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors based upon the reported closing price in the NASDAQ National Market System on such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may discontinue his or her participation in the plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period.

    All payroll deductions are credited to the participant's account under the plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTION

    At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering is determined by dividing the compensation which such participant has elected to have withheld during the offering period by 85% of the fair market value of the Common Stock at the beginning of the offering period or ending of a purchase period, whichever is lower.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable 24-month offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CHANGES

    In the event of any change, such as stock splits or stock dividends, made in the capitalization of the Company which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan, permit payroll deductions at a rate in excess of ten percent (10%) of participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue to participants under the plan. In any event the Purchase Plan will terminate in 2009.

TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The

Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

REQUIRED VOTE

    The approval of the amendment to the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote and present or represented at the meeting. MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand, independent accountants, to audit the financial statements of the Company for the year ending December 31, 1996, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Coopers & Lybrand has audited the Company's financial statements since the year ended December 31, 1982. Representatives of Coopers & Lybrand are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: March 28, 1996

                            ------------------------
                                     COMMON
                                                                 /X/ Please mark
                                                                     your choice
                                                                       like this

    1.  Election of directors:
              __ FOR all nominees listed below (except as indicated)
              __ WITHHOLD authority to vote for all nominees listed below.

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

    William W. R. Elder, Todd S. Myhre, Stephen F. Fisher, G. Frederick Forsyth and Mario M. Rosati

    2. Proposal to approve the amendment of the Company's 1991 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 additional shares:

/ / FOR                          / / AGAINST                         / / ABSTAIN

    3. Proposal to approve the amendment of the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 additional shares:

/ / FOR                          / / AGAINST                         / / ABSTAIN

    4. Proposal to ratify the appointment of Coopers & Lybrand LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1996:

/ / FOR                          / / AGAINST                         / / ABSTAIN

    5. In their discretion upon such other matter or matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1991 INCENTIVE STOCK OPTION PLAN, FOR THE AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

    Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature(s) _____________________________     Date ____________________________

    (This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   GENUS, INC.

                       1996 ANNUAL MEETING OF SHAREHOLDERS

   The undersigned shareholder of GENUS, INC., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 28, 1996, and hereby appoints Kent L. Robertson proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of GENUS, INC. to be held on Tuesday, April 30, 1996, at 2:00 p.m., local time, at the Santa Clara Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054 and any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                                                    -----------
                                                    See Reverse
                                                        Side
                                                    -----------

                                                       PLEASE MARK
                                                 /X/   YOUR CHOICE
                                                        LIKE THIS


                                                       __________
                                                         COMMON


1. Election of directors:

/ /  FOR all nominees listed below           / /  WITHHOLD authority to vote
     (except as indicated)                        for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:


William W. R. Elder, Todd S. Myhre, Stephen F. Fisher, G. Frederick Forsyth and Mario M. Rosati


                                                  FOR  AGAINST   ABSTAIN
2.   Proposal to approve the amendment of         / /    / /       / /
     the Company's 1991 Incentive Stock
     Option Plan to increase the number of
     shares of Common Stock reserved for
     issuance thereunder by 800,000
     additional shares:


3.   Proposal to approve the amendment of         / /    / /       / /
     the Company's 1989 Employee Stock
     Purchase Plan to increase the number of
     shares of Common Stock reserved for
     issuance thereunder by 300,000
     additional shares:



4.   Proposal to ratify the appointment of        / /    / /       / /
     Coopers & Lybrand LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1996:


5. In their discretion upon such other matter or matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.


                    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1991 INCENTIVE STOCK OPTION PLAN, FOR THE AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                    Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact hereunder.

                    (This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Signature(s)____________________________________       Date____________, 1996